                                   AGREEMENT
                                   ---------

          This AGREEMENT, dated _________________, is made by and between (hereinafter referred to as the "Executive") and THE TITAN CORPORATION, a Delaware corporation.


                                   RECITALS
                                   --------

          A. The Company considers it essential to the best interests of its stockholders to foster the recruitment and continuous employment of key management personnel.

          B. The Board of Directors of the Company (the "Board of Directors") recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders or interfere with the ability of the Company to recruit qualified executives.

          C. The Board of Directors has determined that it is in the best interest of the Company's stockholders that appropriate steps be taken to reinforce and encourage the continued dedication of the Executive to the Executive's assigned duties without distraction in case of potentially disturbing circumstances arising from the possibility of a Change in Control of the Company.

          D. In order to induce the Executive to continue to provide his services to the Company and to induce the Executive to give the Executive's continued attention and dedication to the Executive's assigned duties, the Company desires to provide the Executive with certain benefits and inducements, as set forth herein.

          E. The Executive covenants to perform the Executive's assigned duties with continued attention, zeal and dedication.


                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, and the Company and the Executive do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Whenever the following terms are used below in this Agreement, they shall have the meaning specified below, and no other, unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

SECTION 1.1 - AUDITORS.

          "Auditors" shall mean Arthur Andersen LLP, or an independent certified public accounting firm that is duly selected by the Board of Directors and is acceptable to the Executive.

SECTION 1.2 - BOARD OF DIRECTORS.

          "Board of Directors" shall have the meaning provided in the second recital of this Agreement.

SECTION 1.3 - CAUSE.

          "Cause" shall mean termination of Executive's employment with the Company because of (i) conviction of a felony, (ii) theft or embezzlement of property from the Company or (iii) willful misconduct or willful failure substantially to perform the duties of his or her position, provided that the Executive shall have received written notice from the Board of the specific acts of misconduct or failures to perform and such acts or failure shall have continued after receipt of such notice.

SECTION 1.4 - CHANGE IN CONTROL.

          A "Change in Control" shall be deemed to have occurred in the event of (i) the acquisition by any Person, together with its affiliates, of beneficial ownership of capital stock of the Company possessing 25% or more of the combined voting power of the Company's outstanding capital stock, (ii) within any two-year period, the majority of the members of the Board were to be comprised of individuals other than those who were members at the beginning of such period, unless the new members elected during such period were approved by two-thirds of the members of the Board still in office who were members of the Board at the beginning of such two-year period, (iii) all or substantially all of the Company's assets are sold as an entirety to any Person or related group of Persons or (iv) the Company is merged with or into another corporation or another corporation is merged into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving such transaction.

SECTION 1.5 - CODE.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.6 - COMPANY.

          "Company" shall mean The Titan Corporation, a Delaware corporation, its subsidiaries and affiliates, and any successor to its business, whether direct or indirect, by


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

purchase of securities, merger, consolidation, purchase of all or substantially all of the Company's assets or otherwise.

SECTION 1.7 - DATE OF TERMINATION.

          "Date of Termination" shall mean (i) in the case of termination of the Executive's employment by the Company for Disability, thirty days after Notice of Termination is given, provided that the Executive shall not have returned to the performance of the Executive's assigned duties on a full-time basis during such thirty-day period; or (ii) in the case of termination of the Executive's employment by the Company for Cause or termination by the Executive for Good Reason or termination for any other reason, the date specified in the Notice of Termination, which date shall not be less than thirty days after the date such Notice of Termination is given.

SECTION 1.8 - DISABILITY.

          "Disability" shall mean absence from performance of assigned duties for the Company on a full-time basis for six consecutive calendar months as a result of incapacity due to medically documented physical or mental illness.

SECTION 1.9 - EXCHANGE ACT.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.10 - EXECUTIVE.

          "Executive" shall have the meaning provided in the first paragraph of this Agreement.

SECTION 1.11 - GOOD REASON.

          "Good Reason" shall mean the occurrence of any of the following events without the Executive's express written consent:

               (a) the assignment to the Executive of duties inconsistent with the Executive's position and status as an executive of the Company immediately prior to a Change in Control or a substantial adverse alteration in the nature or status of the Executive's title, position, duties, functions, working conditions or responsibilities as Senior Vice President of the Company from those in effect immediately prior to a Change in Control;

               (b) relocation of Executive's principal office more than thirty miles from that in existence immediately prior to a Change in Control;

               (c) a reduction by the Company in the Executive's base salary or targeted bonuses under the Company's Incentive Plan or other executive compensation or bonus plan or arrangement as in effect immediately prior to the

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     occurrence of a Change in Control or as the same may be increased from time to time during the term of this Agreement;

               (d) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid days of personal time to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal personal time policy in effect at the time of the Change in Control;

               (e) the continuation or repetition, after written notice of objection from the Executive, of harassing or denigrating treatment inconsistent with the Executive's position the Company; or

               (f) any purported termination of the Executive's employment by the Company which is not effected according to the requirements of a Notice of Termination as defined in Section 1.12 herein.

SECTION 1.12 - NOTICE OF TERMINATION.

          "Notice of Termination" shall mean a notice, in writing, to the Executive from the Company or to the Company from the Executive, which indicates the specific termination provision enumerated in this Agreement relied upon, and which sets forth in reasonable detail the facts and circumstances alleged to provide a basis for termination of the Executive's employment relationship by the Company or by the Executive. Such notice must be communicated to the Executive in accordance with Section 4.3 herein.

SECTION 1.13 - PERSON.

          "Person" shall have the same meaning as it does in Section 3(a)(9) of the Exchange Act (including the definition of "company" under Section 3(a)(19) of the Exchange Act), including a group and any other arrangement included as a "Person" under Section 13(d)(3) of the Exchange Act.

SECTION 1.14 - POTENTIAL CHANGE IN CONTROL.

          "Potential Change in Control" shall be deemed to have occurred if the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control.

SECTION 1.15 - TAX COUNSEL.

          "Tax Counsel" shall mean legal counsel, selected by the Auditors, and which is acceptable to the Executive, for the purpose of rendering legal advice and services on tax issues arising under this Agreement.

SECTION 1.16 - TERMINATION PERIOD.

          "Termination Period" shall mean the period beginning fifteen days prior to the occurrence of a Change in Control and ending twenty-four (24) months following a Change in Control.

                                   ARTICLE II

                                      TERM
                                      ----

          This Agreement shall be effective commencing on June 30, 1995 and shall continue in effect through June 30, 1998 and thereafter shall be extended annually for additional periods of twelve (12) months unless the Company provides the Executive with written notice of its intention not to renew the Agreement no later than ninety (90) days prior to the expiration of the then existing term; provided, however, if a Change in Control shall have occurred during the term of this Agreement, then this Agreement shall continue in effect through the Termination Period.

                                  ARTICLE III

                           BENEFITS AND COMPENSATION
                           -------------------------

SECTION 3.1 - WHEN BENEFITS PAYABLE.

          No benefits shall be payable under this Agreement and the provisions of this Agreement shall be of no force or effect unless there shall have been a Change in Control or a Potential Change in Control (as provided in Section 3.4), and the Executive's employment with the Company shall have been terminated during the Termination Period. If a Change in Control or a Potential Change in Control (as provided in Section 3.4) has occurred and the Executive's employment with the Company is terminated during the Termination Period unless such termination is (i) because of the death of the Executive, or (ii) by the Executive other than for Good Reason (in which cases, no benefits are payable under this Agreement), the Executive shall be entitled to the benefits enumerated in this Article 3, under the conditions imposed herein.

SECTION 3.2 - BENEFITS UPON DISABILITY.

          During any period within the term of this Agreement that the Executive is or becomes subject to a Disability, the Executive shall continue to receive the Executive's full base compensation and other benefits at the rate then in effect until the Executive's employment is terminated pursuant to Section 1.12 herein. After termination

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for Disability, benefits accruing to the Executive shall be determined in accordance with the Company's disability policy as in effect immediately prior to any Change in Control.

SECTION 3.3 - BENEFITS UPON TERMINATION FOR CAUSE.

          In the event that the Executive's employment with the Company is terminated for Cause, the Executive shall receive the Executive's full base compensation as earned through the Date of Termination at the rate in effect at the time Notice of Termination is given. Following payment of said amount, the Company shall have no further obligations to the Executive under this Agreement.

SECTION 3.4 - BENEFITS UPON TERMINATION OTHER THAN FOR CAUSE OR DISABILITY;
              OR TERMINATION FOR GOOD REASON.

          In the event that the employment of the Executive shall be terminated during the Termination Period (i) by the Company for any reason other than for Cause or Disability or (ii) by the Executive for Good Reason, then the Executive shall be entitled to receive: (I) the Executive's full base compensation as earned through the Date of Termination at the rate in effect at the time Notice of Termination is given plus the pro-rata amount of the maximum bonus payable to the Executive under the Company's Incentive Plan or other Executive Bonus Plan then in effect for the fiscal year of the Notice of Termination; (II) for a 24 month period after such termination group health insurance coverage for the Executive and his or her dependents substantially the same as that in effect immediately prior to the Change in Control but increased to the extent that such benefits were increased following the Change in Control; and (III) a lump sum payment (the "Lump Sum Payment") from the Company to the Executive of a dollar amount equal to 200% of the sum of (x) base salary of the Executive for the twelve-month period immediately preceding the Change in Control (if the Executive has not been employed by the Company for twelve months, the applicable amount under this clause (x) shall be equal to 100% of the annualized base compensation of the Executive during the period for which the Executive has been employed with the Company) and (y) 100% of the maximum bonus payable to the Executive under the Company's Incentive Plan or other executive bonus plan then in effect for the fiscal year of the Notice of Termination. For purposes of this Section 3.4, if a termination of the Executive's employment occurs prior to commencement of the Termination Period, but following a Potential Change in Control in which a Person has entered into an agreement with the Company the consummation of which will constitute a Change in Control, such termination shall be deemed to be within the Termination Period and to have been (I) by the Company without Cause, if the Executive's employment is terminated at the direction of such Person, or (ii) by the Executive with Good Reason, if the Executive terminates his employment and the act (or failure to act) which constitutes Good Reason occurs following such Potential Change in Control and at the direction of such Person.

SECTION 3.5 - TAX DEDUCTIBILITY OF BENEFIT PAYMENTS.

          In the event that any payment or benefit received or to be received by the Executive in connection with the Change in Control or the termination of the Executive's employment would not be deductible (in whole or in part) by the Company as a result of the operation of Section 280G of the Code, the amount of the Lump Sum Payment and other benefits set forth in Section 3.4 shall be reduced (but not below zero) until no portion of such payments or benefits is not deductible as a result of Section 280G of the Code. For purposes of this section, the value of any non-cash benefit or any deferred cash payment to which the Executive is entitled hereunder shall be determined by the Auditors in accordance with Sections 280G(d)(3) and 280G(d)(4) of the Code. If such a reduction is deemed necessary, the nature and extent of such reductions shall be determined by the Auditors with the advice and assistance of the Tax Counsel, and such determination shall be binding and conclusive, provided that the Auditors and Tax Counsel consult with the Executive prior to the final determination, and use their best efforts to ensure that the final determination comports with the Executive's wishes to the greatest extent possible. In connection with such determinations, the Executive shall be entitled to waive any benefit the receipt of which otherwise would require a reduction in the amount of other payments or benefits under this Section 3.5.

SECTION 3.6 - MECHANICS.

          The payments and distributions provided for in Section 3.4 shall be made no later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments, and the limitation on such payments set forth in Section 3.5, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Auditors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(d) of the Code, compounded quarterly) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, repayable of the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(d) of the Code, compounded quarterly).

SECTION 3.7 - LEGAL FEES AND EXPENSES.

          If, following termination of the Executive's employment, the Executive shall incur any legal fees or expenses in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding relating thereto, the Company shall pay or reimburse the Executive for all such fees and expenses.

SECTION 3.8 - NO MITIGATION.

          The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced or offset by any compensation earned by the Executive as a result of employment by another employer or by retirement benefits after the Date of Termination or otherwise.

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                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

SECTION 4.1 - SUCCESSORS; BINDING AGREEMENT.

          The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive had terminated the Executive's employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

SECTION 4.2 - SUCCESSORS AND ASSIGNS.

          This Agreement shall inure to the benefit of, and be enforceable by, the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the Executive. If the Executive should die within two years after a Change in Control and during the term of this Agreement and while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or if there is no such designee, to the Executive's estate.

SECTION 4.3 - NOTICE.

          Notices and all communications provided for in this Agreement shall be in writing and shall be deemed to have been received when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth at the end of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board of Directors with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

SECTION 4.4 - NO WAIVER.

          No provision of this Agreement may be modified, waived or discharged unless in writing and signed by the Executive and such officer of the Company as may be specifically designated or authorized by the Board of Directors or by a Committee of the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

SECTION 4.5 - ENTIRE AGREEMENT.

          No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and this Agreement constitutes the entire agreement of the parties.

SECTION 4.6 - CONTROLLING LAW.

          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

SECTION 4.7 - INVALID PROVISION.

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

SECTION 4.8 - COUNTERPARTS.

          This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

SECTION 4.9 - THE EXECUTIVE'S RELATIONSHIP WITH THE COMPANY.

          Nothing contained in this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Executive in any capacity whatsoever, or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Executive at any time or for any reason whatsoever, with or without cause.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                       THE TITAN CORPORATION, a Delaware
                                       corporation


                                       By:_____________________________________
                                                 President


                                       By:_____________________________________
                                                 Secretary


                                       Address:

                                       3033 Science Park Road
                                       San Diego, California 92121



                                       /s/ Ronald B. Gorda
                                       ----------------------------------------
                                       Address:








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